SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U, AND 74V.

FOR PERIOD ENDING:  12/31/2006
FILE NUMBER: 811-1540
SERIES NO.:  31


74U. 1 Number of shares outstanding (000's Omitted)
       Class A                                                      8,222
     2 Number of shares outstanding of a second class of open-end company shares
       (000's Omitted)
       Class B                                                      3,907
       Class C                                                      1,988
       Class R                                                         33
       Institutional Class                                          3,127


74V. 1 Net asset value per share (to nearest cent)
       Class A                                                    $ 13.83
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                                                    $ 13.30
       Class C                                                    $ 13.30
       Class R                                                    $ 13.75
       Institutional Class                                        $ 14.08